UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2015

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LIFE PARTNERS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Texas	0-7900	74-2962475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

204 Woodhew Waco, Texas	76712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (254) 751-7797

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Life Partners Holdings, Inc. (the “Company”) has determined that it is appropriate to update its risk factors following the testimony of a witness in the hearings for the Company’s voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”).

Without notice to any party, the U.S. Trustee appointed an Official Committee of Unsecured Creditors (the “Committee”) consisting of three purchasers of factionalized interests in the life insurance policies. The Committee called a witness on February 12, 2015 who has served as a receiver in several cases for the Securities and Exchange Commission (the “Commission”), including for companies involved in the life settlement business. His testimony continued on February 17, 2015. Various parties, including the Commission, the U.S. Trustee and the Committee have argued in favor of the appointment of a trustee by the Bankruptcy Court.

As a result of this witness’ testimony, the Company determined that it was appropriate to communicate to its shareholders and the purchasers of life settlements of certain risks they face in the event of the appointment of a trustee and the potential liquidation of the Company.

Risks Relating to the Appointment of a Chapter 11 Trustee.

The appointment of a Chapter 11 Trustee could result in the trustee asserting ownership of interests in life settlements owned by the purchasers of those interests. As a result, purchasers of life settlements and shareholders could see the value of their investments significantly diminished or lost.

If the Bankruptcy Court appoints a trustee for the Company, it is likely that the trustee would assert ownership to the interests in life settlements owned by the purchasers. Currently, a purchaser chooses specific life insurance policies for his or her investment and submits agreements which appoint the Company as a limited agent of the purchaser to purchaser a life settlement on behalf of the purchaser. The Company holds title to the policy as nominee for the purchaser and performs certain ministerial functions for the purchaser with respect to the life settlement.

If a receiver or a trustee is appointed, the receiver or trustee may take the position that the interests in insurance policies for which the Company’s Life Partners, Inc. (“LPI”) subsidiary acts as nominee and agent for the actual purchasers are actually owned directly by the Company. In this case, the trustee would request that the Bankruptcy Court pool the life settlements and strip all beneficial interests of the purchasers from any singular policy in which they intended to invest. If this occurs:

•	those interests would be treated as assets of the Company and the expenses of maintaining those policies could become the responsibility of the Company or the interests could lapse;

•	the pooling of the interests in the life insurance policies may be done without notice to or proceedings including the purchasers of the interests;

•	the purchasers who intended to buy interests in selected policies would be pooled together with all of the other purchasers and only be entitled to their respective pro rata share of the ultimate recovered funds from all of the policies, based on the amount invested by each purchaser as approved by the trustee;

•	the purchasers may cease paying the premiums needed to maintain the interests in the insurance policies, and the Company must make the premium payments. As a result, the purchaser may then lose any interest it may have had in the life settlements; and

•	the pooling of the interests in the life insurance policies may be done for the purpose, among other things, of obtaining debt financing secured by those interests.

If the Company does not have sufficient funds to make these payments, or if the administrative issues following the pooling create difficulties in the trustee making these payments, the Company’s and the purchasers’ rights under the policies will lapse.

If the trustee asserts ownership of the purchasers’ life settlements, the financial obligations of the Company for the premium payments and administration of the policies would increase substantially and it would have a material adverse effect on the Company’s financial position and results of operations. In addition, the Company may not be able to obtain financing for these obligations on favorable terms if at all. If the Company does obtain financing, it may not be able to comply with the requirements in its credit arrangements, and the lenders may increase its borrowing costs or declare the outstanding debt immediately due and payable. If the debt payments were accelerated, the assets pledged on the indebtedness might not be sufficient to fully repay the debt. The lenders may foreclose upon their collateral, including the pooled life settlements. The Company may not be able to obtain a waiver of these provisions or refinance its debt, if needed. In such case, its financial condition, liquidity and results of operations would materially suffer.

In addition, the purchasers of life settlements may see the value of their investments significantly diminished, and holders of the Company’s common stock may see the value of their shares of the Company’s common stock significantly diminished or even completely lost.

The appointment of a Chapter 11 trustee could result in the liquidation of the Company, and the Company’s shareholders may receive little or nothing for their shares in a liquidation.

The Company primarily derives revenue from fees for facilitating life settlement transactions. If a trustee is appointed for the Company by the Bankruptcy Court, the Company may experience a further decline in the amount of the life settlement transactions, which could have a material adverse effect on the Company’s business, financial condition and results of operations. In addition, the trustee may choose not to pursue this business, particularly if it believes the Commission disapproves of the Company’s business.

If the Company’s business declines or ceases under the direction of the trustee and there is a liquidation of the Company, there may be no assets remaining for the Company’s shareholders following the distribution of assets in a liquidation of the Company. If there are not enough funds in to repay creditors of the Company and the purchasers of life settlements for their claims in full following the liquidation, the Company’s shareholders may not receive anything for their shares of the Company’s common stock as a result of the liquidation and the bankruptcy proceedings.

A liquidation of the Company could result in a sale of the interests in life settlements, which could be at a sale price representing a substantial discount to the face value of the policies. Following such a sale, there may be few assets to distribute among the purchasers of interests in life insurance policies and the holders of the Company’s common stock.

If a trustee were appointed for the Company by the Bankruptcy Court and asserted ownership over the purchasers’ interests in the life insurance policies, it would be very likely that the trustee would conduct bulk sales of the interests in life settlements. These sales would likely be sold at a substantial discount to the face value of the policies and at a discount to the purchase price paid by the purchasers in life settlement transactions. In fact, the Committee’s witness testified that every life settlement company with which he had been involved resulted in a complete liquidation. In addition, the witness testified that he had never received face value for the policies he sold in those situations, and the range of recovery was between 2% or 3% up to 38%. As a result, purchasers of interests in life insurance policies may only receive a fraction of their investment in the interests, and the Company’s shareholders may not receive anything for their shares of the Company’s common stock as a result of the liquidation and the bankruptcy proceedings.

On February 23, 2015, the Company issued a press release relating to the risks described above and sent a letter to the purchasers of interests in life insurance policies, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 23, 2015
99.2	Letter to Purchasers, dated February 23, 2015

Forward-Looking Statements

This report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that relate to the intent, beliefs, plans or expectations of the Company or its management, as well as any estimates or projections for the outcome of events that have not yet occurred at the time of this report. All statements other than statements of historical fact are forward-looking statements. All forward-looking statements made by the Company are predictions and not guarantees of future performance, involve material risks and uncertainties and are subject to change based on factors that are difficult to predict and that may be beyond the Company’s control. Such factors include, but are not limited to: those described under the “Risk Factors” section and elsewhere in this report, the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on January 14, 2015, as well as in other past filings with the Securities and Exchange Commission; the risk that the Company may not be able to successfully comply with the minimum bid requirement within the 180 day compliance period, including for reasons outside of the Company’s control; risks and uncertainties relating to the bankruptcy filing by the Company, including but not limited to, (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases including maintaining strategic control as debtor-in-possession, (ii) the ability of the Company and its subsidiaries to prosecute, develop and consummate a plan of reorganization, (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents, (iv) Bankruptcy Court rulings in the Chapter 11 cases as well the outcome of all other pending litigation and the outcome of the Bankruptcy case in general, (v) the length of time the Company will operate under the Chapter 11 protection, (vi) risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to develop and consummate a plan of reorganization, (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations, (viii) the potential adverse effects of the Chapter 11 proceedings on regulatory and licensing agencies of our primary operating subsidiary, Life Partners, Inc., and (ix) increased legal costs to execute the Company’s reorganization, and other risks and uncertainties. The Company cautions that the trading in the Company’s securities during the pendency of the Chapter 11 case is highly speculative and poses substantial risks. A plan of reorganization could result in the Company’s outstanding common stock to be diluted or extinguished and the holders of the Company’s common stock may not receive any consideration. Accordingly, the Company’s future performance and financial results may differ materially and/or adversely from those expressed or implied in any such forward-looking statements. You should not place undue reliance on forward-looking statements. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE PARTNERS HOLDINGS, INC.

Date: February 23, 2015	By:	/s/ Colette Pieper
Colette Pieper
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 23, 2015
99.2	Letter to Purchasers, dated February 23, 2015